UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200 226, West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.02 - Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 29, 2016, management of Spotlight Innovation Inc. (the "Company"), with the approval of the Board of Directors concluded that the previously issued financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 15, 2015 and in the Annual Report on Form 10-K for the year ended December 31, 2014 (the "Prior Periods") should no longer be relied upon because of an error in recording the value of intellectual property assets acquired in a transaction between the Company and Celtic Biotech Ltd., an Irish Limited Company, that closed on June 4, 2014 (the "Transaction"). In the financial statements included in the Forms 10-Q and Form 10-K for the Prior Periods, the Company recorded intellectual property assets of $6,977,347 related to the Transaction. A subsequent valuation report dated March 29, 2016 indicated that the value that should have been recorded during the Prior Periods under generally accepted accounting principles should have been $415,579. As a result, the Company expects to record an adjustment to reduce the value of the relevant assets on the balance sheet included in the Forms 10-Q and Form 10-K for the Prior Periods.

Management has discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company's independent registered public accounting firm. WithumSmith+Brown, PC is currently evaluating this information.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: March 30, 2016	By:	/s/ Cristopher Grunewald
Cristopher Grunewald
President and Chief Executive Officer